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                                                                    Exhibit 32.1

                             CERTIFICATION PURSUANT TO
                              18 U.S.C. SECTION 1350,
                               AS ADOPTED PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Orbit/FR, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Israel Adan, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 14, 2003

/s/ Israel Adan
-------------------------
Israel Adan
President and Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to Orbit/FR, Inc. and will be retained by Orbit/FR, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.